Exhibit 10.4

PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (as amended or otherwise modified from time to time, this “Agreement”) dated as of December 9, 2011 is among XL GROUP PLC, an Irish public limited company (“XL Group”), XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company (“XL Insurance (Bermuda)”), XL RE LTD, a Bermuda limited liability company (“XL Re”), XL RE EUROPE LIMITED, an Irish limited liability company (“XL Re Europe”), XL INSURANCE COMPANY LIMITED, a limited company domiciled in the United Kingdom (“XL Insurance”), XL INSURANCE SWITZERLAND LTD, a company limited by shares organized under the laws of Switzerland (“XL Switzerland”) and XL LIFE LTD, a Bermuda company (“XL Life” and together with XL Group, XLIT, XL America, XL Insurance (Bermuda), XL Re, XL Re Europe, XL Insurance and XL Switzerland, each an “Pledgor” and collectively, the “Pledgors”) and The Bank of New York Mellon, not in its individual capacity but solely as Collateral Agent (in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

          WHEREAS, the Pledgors, various financial institutions, the Collateral Agent and JPMorgan Chase Bank, N.A., as Administrative Agent, have entered into a Secured Credit Agreement dated as of December 9, 2011 (as amended or otherwise modified from time to time, the “Credit Agreement”); and

          WHEREAS, under the Credit Agreement, each of the Pledgors has agreed to grant to the Collateral Agent security interests in each of their respective Accounts (as defined below), and each of the Pledgors has agreed to deliver cash and Eligible Assets to its Accounts from time to time in order to secure its obligations under the Credit Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. In addition to terms defined in the preamble and recitals, (a) capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement, and (b) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

          “Account” means, with respect to any Pledgor, the segregated securities account (and includes any sub-accounts thereof and deposit accounts related thereto) established and maintained in accordance with the Control Agreement and bearing the account number specified on Schedule II thereto with respect to such Pledgor (as the same may be redesignated, renumbered or otherwise modified from time to time, and including any account opened in replacement of or in substitution for such account).

          “Cash Collateral Account” has the meaning given to it in Section 6(f).

          “Collateral” has the meaning given to it in Section 2.

          “Control Agreement” means the Collateral Account Control Agreement, dated as of December 9, 2011, among the Pledgors, the Collateral Agent, as pledgee, the Custodian, the Administrative Agent and The Bank of New York Mellon, as service provider.

          “Custodian” means The Bank of New York Mellon (or any successor thereto permitted under the Control Agreement).

          “Enforcement Event” means the occurrence and continuation of any Event of Default under the Credit Agreement, which has not been waived by the Administrative Agent; provided that no Enforcement Event shall be deemed to have occurred with respect to XL Insurance Switzerland Ltd., XL Re Europe Limited or XL Insurance Company Limited (collectively, the “European Entities”), unless such European Entity is the defaulting party.

          “Enforcement Event Notice” means a notice delivered from the Administrative Agent to the Collateral Agent (with a copy to XL Group) stating (i) that an Enforcement Event has occurred and is continuing and (ii) which Pledgors are subject to such Enforcement Event.

          “Investment Property” shall have the meaning provided in Article 8 or Article 9, as applicable, of the UCC.

          “Liabilities” means, with respect to any Pledgor and to the extent owing to one or more Secured Parties, (i) all Obligations of such Pledgor, (ii) all obligations of such Pledgor under this Agreement and the Control Agreement, and (iii) all other obligations of such Pledgor directly related to any Letter of Credit issued for the account of such Pledgor, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

          “Notice of Exclusive Control” has the meaning given to it in Section 6(d).

          “Obligations” means, with respect to any Pledgor, the LC Disbursements (and interest thereon) made by the Lenders to such Pledgor and all other amounts from time to time owing by such Pledgor to the Lenders, the Collateral Agent or the Administrative Agent by such Account Parties under any of the Credit Documents.

          “Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC.

          “Secured Parties” means the Lenders, the Issuing Lenders, the Administrative Agent and the Collateral Agent.

          “UCC” means the Uniform Commercial Code as in effect in the State of New York.

          2. Grant of Security Interest. As security for the payment of all of its Liabilities (and not the Liabilities of any other Pledgor), each Pledgor hereby assigns to the Collateral Agent, and grants to the Collateral Agent a continuing security interest in, as agent for the benefit of the Secured Parties, all right, title and interest of such Pledgor in the following property of such

Pledgor, whether now or hereafter existing or acquired, regardless of where located (the “Collateral”):

                    (a) its Account and all cash, Eligible Assets and all other property held therein or credited thereto from time to time;

                    (b) to the extent related to any property described in this Section 2, all books, correspondence, credit files, records and other papers; and

                    (c) all Proceeds of any of the foregoing.

          3. Warranties. Each Pledgor warrants that:

          (a) such Pledgor is the sole entitlement holder of its Account and no other Person (other than the Collateral Agent pursuant to this Agreement and the Custodian pursuant to the Control Agreement) has control or possession of, or any other interest in, such Account or any cash, Eligible Assets or other property held in or credited to such Account and, without limiting the foregoing, no control agreements exist with respect to its Collateral other than the Control Agreement;

          (b) such Pledgor is and will be the lawful owner of all of its Collateral, free of all Liens, other than the security interest created hereunder and Liens in favor of the Custodian, as securities intermediary, with respect to its Account; and

          (c) under the laws of the State of New York, (i) this Agreement creates a security interest that is enforceable against the Collateral in which such Pledgor has rights as of the date hereof and will create a security interest that is enforceable against the Collateral in which such Pledgor hereafter acquires rights at the time such Pledgor acquires any such rights and (ii) the Collateral Agent has a perfected and first priority security interest in the Collateral in which such Pledgor has rights as of the date hereof, and will have a perfected and first priority security interest in the Collateral in which such Pledgor hereafter acquires rights at the time such Pledgor acquires any such rights, in each case securing the payment and performance of the Liabilities of such Pledgor.

          4. Agreements of the Pledgors; Control; Withdrawals.

          (a) Each Pledgor will, at the Administrative Agent’s reasonable request, at any time and from time to time, promptly execute and deliver to the Collateral Agent such financing statements, amendments and other documents (including recording a charge or filing (i) in the case of a Pledgor organized under the laws of a state of the United States, in such state, (ii) in the case of a Pledgor not incorporated or organized under the laws of a state of the United States, in the District of Columbia and, if applicable, in the state of the United States in which such Pledgor maintains its chief executive office as such office is identified to the Collateral Agent by such Pledgor), and do such other related acts as the Collateral Agent (acting at the written direction of the Administrative Agent) may reasonably request, in order to establish and maintain valid, attached and perfected first-priority security interests under the laws of the State of New York in the Collateral in favor of the Collateral Agent, free and clear of all Liens except Liens in favor of the Custodian.

          (b) Each Pledgor irrevocably authorizes the Collateral Agent (at the request of the Administrative Agent) at any time, and from time to time, to file and/or record in any United States jurisdiction any initial financing statement and/or charge and amendments thereto that (i) indicate the Collateral and (ii) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, the applicable laws of the jurisdiction of organization of such Pledgor with respect to recording a security interest. Each Pledgor acknowledges that pursuant to the Control Agreement, the Collateral Agent has “control” (as that term is used in Section 9-106 of the UCC) of any securities account comprising such Pledgor’s Account pursuant to Sections 9-106(a), 9-106(c) and 8-106(d)(1) of the UCC and also “control” (as that term is used in Section 9-104 of the UCC) of any deposit account comprising such Pledgor’s Account pursuant to Section 9-104 of the UCC.

          (c) Subject to the terms of the Control Agreement, the parties agree that unless and until such time as the Collateral Agent (acting at the written direction of the Administrative Agent) shall deliver a Notice of Exclusive Control to the Custodian in respect of the Account of a Pledgor (and at any time after the written rescission by the Collateral Agent (acting at the written direction of the Administrative Agent) of such Notice of Exclusive Control), and upon three (3) Business Days notice to the Administrative Agent and the Collateral Agent, each Pledgor shall have the right to instruct the Custodian to:

          (i) substitute any cash or Eligible Assets held in the Account of such Pledgor with other cash or Eligible Assets, provided that, (i) immediately after giving effect to such substitution, the Borrowing Base of such Pledgor is at least equal to the aggregate face value (or its Dollar Equivalent) of all Letters of Credit issued on behalf of such Pledgor and (ii) such substitution shall precede the related release; and

          (ii) to the extent that the Borrowing Base of such Pledgor exceeds the aggregate face value (or its Dollar Equivalent) of all Letters of Credit issued on behalf of such Pledgor, transfer cash or Eligible Assets from such Account to any account specified by such Pledgor in an amount equal to such excess, in each case, in accordance with the terms of the Credit Agreement.

For the avoidance of doubt, any substituted (in the case of the foregoing clause (i)) or withdrawn (in the case of the foregoing clause (ii)) cash or Eligible Assets shall cease to secure the Liabilities and shall be released without further action from the Liens granted to the Secured Parties hereunder.

          (d) Each Pledgor agrees that, immediately upon the delivery of a Notice of Exclusive Control with respect to its Account (but only for so long as such Notice of Exclusive Control has not been rescinded), (i) it will not have the right to make or request any withdrawal from such Account (including any sub-account or related account thereof) or otherwise to direct the Custodian’s disposition of any Collateral of such Pledgor, and (ii) the Collateral Agent has the exclusive right (acting at the written direction of the Administrative Agent) to direct the Custodian’s disposition of the Collateral of such Pledgor without further consent of or notice to such Pledgor. No Pledgor shall give any consent or waiver, authorize any assumption, make any modification or supplement, or take any other action with respect to any Collateral in any manner inconsistent with the manner in which such Pledgor acts with respect to investments of the same type held by such Pledgor for its own account.

          5. Voting Rights; Rights to Income.

          (a) Each Pledgor agrees, immediately upon the delivery of a Notice of Exclusive Control with respect to its Account (but for so long as such Notice of Exclusive Control has not been rescinded), (a) that the Collateral Agent (acting at the written direction of the Administrative Agent) may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting such Pledgor’s Collateral, and such Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property, and (b) to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent (acting at the written direction of the Administrative Agent) to exercise such voting power. The Collateral Agent agrees that unless and until a Notice of Exclusive Control with respect to the Account of a Pledgor shall have been delivered by the Administrative Agent to the Collateral Agent (and at any time after the rescission of such Notice of Exclusive Control), such Pledgor will have the exclusive voting power with respect to any Investment Property constituting Collateral of such Pledgor and the Collateral Agent will, upon the written request of such Pledgor and upon the written direction of the Administrative Agent, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor and completed and provided for execution to the Collateral Agent which are necessary to allow such Pledgor to exercise that voting power.

          (b) Unless and until such time as the Collateral Agent (acting at the written direction of the Administrative Agent) shall deliver a Notice of Exclusive Control to the Custodian in respect of the Account of a Pledgor (and at any time after the rescission of such Notice of Exclusive Control), such Pledgor shall be entitled to receive (by delivery of the Custodian to such Pledgor in accordance with the Control Agreement) all cash dividend payments, interest payments and other distributions of cash received by the Custodian in respect of any assets of such Pledgor credited to the Account of such Pledgor free and clear of any Lien granted under this Agreement; provided, that after receipt of any such Notice of Exclusive Control (but only for so long as such Notice of Exclusive Control has not been rescinded), the Collateral Agent (acting at the written direction of the Administrative Agent) shall instruct the Custodian to deposit and retain in the Account of such Pledgor all such cash dividend payments, interest payments and other distributions of cash received by the Custodian in respect of any assets of such Pledgor credited to such Account. At all times, any distributions other than cash received by the Custodian in respect of any Collateral of such Pledgor shall be delivered by the Custodian to the Account related to such Collateral, and the security interest granted under this Agreement with respect to Collateral credited to such Account shall automatically attach to such distributions other than cash for the benefit of the Secured Parties.

          6. Default and Remedies upon an Enforcement Event. (a) If the Collateral Agent has received an Enforcement Event Notice with respect to one or more Pledgors (which notice(s) have not been rescinded), then the Collateral Agent may (and shall if so directed by the

Administrative Agent in writing) apply all or any portion of the credit balance of the Account of each such Pledgors to the payment of the respective Liabilities of each such Pledgor (and not the Liabilities of any other Pledgor).

          (b) Without limiting the foregoing, if the Collateral Agent has received an Enforcement Event Notice with respect to one or more Pledgors (which notice(s) have not been rescinded), the Collateral Agent (acting at the written direction of the Administrative Agent) may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to the Collateral of such Pledgors.

          (c) Without limiting clause (a) above, each Pledgor agrees that, if the Collateral Agent has received an Enforcement Event Notice with respect to it (which notice has not been rescinded), then any item of its Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as the Collateral Agent, acting at the written direction of the Administrative Agent, shall elect. The Collateral Agent shall give the applicable Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law. Each Pledgor recognizes that the Collateral Agent may be unable to make a public sale of any or all of the Collateral of such Pledgor, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral of such Pledgor so sold, free of any right or equity of redemption, which right or equity of redemption the applicable Pledgor hereby releases to the extent permitted by law.

          (d) Without limiting clause (a) above, if the Collateral Agent has received an Enforcement Event Notice with respect to one or more Pledgors (which notice(s) have not been rescinded), the Collateral Agent (acting at the written direction of the Administrative Agent) shall have the right to deliver to the Custodian, in accordance with the Control Agreement, a “Notice of Exclusive Control” in respect of the respective Account of each such Pledgor (a “Notice of Exclusive Control”) pursuant to which the Collateral Agent shall have the right (acting at the written direction of the Administrative Agent), so long as the Enforcement Event Notice in respect of any particular Pledgor has not been rescinded, to execute and deliver to the Custodian any entitlement order, to execute and deliver other instructions directing the disposition of the Collateral of any such particular Pledgor, to vote and to give consents, ratifications and waivers with respect to the Collateral of any such particular Pledgor and exercise all rights, privileges or options pertaining to the Collateral of any such particular Pledgor, as if the Collateral Agent were the absolute owner thereof; provided, that the Collateral Agent hereby covenants that it will not deliver to the Custodian a Notice of Exclusive Control with respect to the Account of any Pledgor or otherwise instruct the Custodian to liquidate, transfer, restrict transfer of or otherwise act on the Collateral of any Pledgor until it has received an Enforcement Event Notice in respect of such Pledgor (which notice has not been rescinded).

          (e) For the purpose of enabling the Collateral Agent to exercise its rights under this Section 6 or otherwise in connection with this Agreement, each Pledgor hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers, employees or agents designated by the Collateral Agent) its true and lawful attorney-in-fact, with full power and authority to (i) sign and file any financing statements or other documents, papers or instruments which must be executed or filed to perfect or continue perfection, maintain the priority of or provide notice of the pledge of and security interest in the Collateral of such Pledgor under the laws of the state of New York, in each case at the written direction of the Administrative Agent and (ii) if the Collateral Agent has received an Enforcement Event Notice in respect of a Pledgor (which has not been rescinded), do any and all acts that the Administrative Agent requests in writing (including deliver a Notice of Exclusive Control pursuant to Section 6(f)) and things for and on behalf of the Pledgors that are necessary or desirable to protect, collect, realize upon and preserve the Collateral of such Pledgor, to enforce the Collateral Agent’s rights with respect to the Collateral of such Pledgor and to accomplish the purposes hereof. Such appointment by the Pledgors is coupled with an interest and is irrevocable so long as all Liabilities of the Pledgors have not been paid and performed in full. Each Pledgor ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6(e).

          (f) To the extent that any of the Liabilities of a Pledgor may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under any Letter of Credit) after such time as an Enforcement Event Notice with respect to such Pledgor shall have been delivered to the Collateral Agent (and which has not been rescinded), the Collateral Agent (acting at the written direction of the Administrative Agent) (i) shall instruct the Custodian to retain the proceeds of any sale, collection, disposition or other realization upon the Collateral of such Pledgors (or any portion thereof) in a separate cash collateral account related to the Account of such Pledgor (a “Cash Collateral Account”) until such time as the Administrative Agent directs the Collateral Agent to apply such proceeds to the Liabilities of such Pledgor (and not to the Liabilities of any other Pledgor), and such Pledgor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) may conclusively rely on any estimate made by the Administrative Agent of the liquidated amount of any such contingent, unmatured or unliquidated claims against or in respect of a Pledgor and apply the proceeds of the Collateral of such Pledgor against such amount as directed by the Administrative Agent; and (iii) otherwise may proceed in any other manner permitted by applicable law. Each Pledgor agrees that any Cash Collateral Account shall be a blocked account and that upon the irrevocable deposit of funds into such account, such Pledgor shall not have any right of withdrawal with respect to such funds and any funds deposited into a Cash Collateral Account shall not be withdrawn. Each Pledgor hereby grants to the Collateral Agent a continuing security interest in all right, title and interest of such Pledgor in and to any Cash Collateral Account and the deposits and funds held therein, and the Collateral Agent shall have all rights of a secured creditor under the UCC with respect thereto. Each Pledgor irrevocably waives the right to make any withdrawal from any Cash Collateral Account until payment in full in cash of all Liabilities of such Pledgor and the termination or expiration of each Letter of Credit issued for the account of such Pledgor pursuant to the Credit Agreement.

          (g) Except as otherwise provided in this Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE

COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Pledgor hereby further waives, to the extent permitted by law: (i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), and (ii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral of such Pledgor or any portion thereof, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. To the extent permitted by applicable law, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Pledgor.

          7. Application of Proceeds; Releases; Etc. (a) The Collateral Agent shall apply the proceeds of any sale or other disposition or collection of any Collateral of any Pledgor to the Liabilities of such Pledgor in the order directed by the Administrative Agent in accordance with the terms of the Credit Agreement.

          (b) Upon release of the Collateral of each Pledgor pursuant to Section 10.15(b) of the Credit Agreement, the Collateral Agent (acting at the written direction of the Administrative Agent) shall (i) deliver or pay, or cause the Custodian to delivery or pay in accordance with the Control Agreement, to the account specified by each Pledgor (or its designee) any surplus Collateral held in the Account of such Pledgor (or any proceeds thereof held by the Collateral Agent elsewhere), and (ii) execute and deliver any financing statement amendments or termination statements or such other documents, instruments, notices, supplements or other agreements as may be provided to it by the Pledgors to terminate any financing statements or evidence the termination thereof or any other documents filed with respect to, or otherwise relating to, the Collateral. The obligations of the Collateral Agent under this Section 7(b) shall survive the termination of this Agreement.

          8. General. (a) All notices and other communications provided for hereunder shall be in accordance with Section 10.01 of the Credit Agreement.

          (b) Each Pledgor agrees to pay all expenses, including reasonable attorney’s fees and charges (including time charges of attorneys who are employees of the Collateral Agent), paid or incurred by the Collateral Agent in endeavoring to collect the Liabilities of such Pledgor, or any part thereof, and in enforcing this Agreement against such Pledgor, and such obligations will themselves be Liabilities.

          (c) No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

          (d) This Agreement shall remain in full force and effect until the Commitments have terminated, all Liabilities have been paid in full and each Letter of Credit has terminated or expired pursuant to the Credit Agreement. At such time, the Administrative Agent in writing will instruct the Collateral Agent to provide the Custodian with written instructions in the form required to terminate the Control Agreement. If at any time all or any part of any payment theretofore applied by the Collateral Agent to any of the Liabilities is or must be rescinded or returned by the Collateral Agent for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Pledgor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent had not been made.

          (e) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (f) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (g) The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns. No Person other than the parties hereto is an intended or third-party beneficiary of any of the provisions of this Agreement.

          (h) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          (i) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Pledgor or its properties in the courts of any jurisdiction.

          (j) Neither the Collateral Agent nor the Administrative Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computers (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

          (k) XL Group agrees to indemnify the Collateral Agent against and to hold the Collateral Agent harmless from all costs, expenses, damages, liabilities or claims, including reasonable fees of counsel, including any claim by any Pledgor or the Administrative Agent, that are sustained by the Collateral Agent as a result of the Collateral Agent’s action or inaction in connection with this Agreement, except to the extent arising out of the Collateral Agent’s gross negligence, bad faith or willful misconduct. The foregoing indemnity shall be a continuing obligation of the Pledgors and their respective successors and assigns, notwithstanding the termination of this Agreement.

          (l) The Collateral Agent may conclusively rely on an Enforcement Event Notice received from the Administrative Agent, without any further inquiry or investigation of any kind, for so long as it has not received written notice of the rescission of such Enforcement Event Notice by and from the Administrative Agent. Subject to the terms of the Credit Agreement, at any such time after its initial delivery of an Enforcement Event Notice in respect of a Pledgor to the extent no Event of Default remains continuing with respect to such Pledgor, the Administrative Agent shall deliver a notice of rescission to the Collateral Agent informing it that the Enforcement Event Notice has been rescinded.

          (m) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (i) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (n) To the extent that any Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

          (o) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          (p) The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document.

          (q) Any Person that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent, or by executing an assumption agreement in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of the Administrative Agent), (y) delivering supplements to Schedule I and II as are necessary to cause such schedules to be complete and accurate with respect to such additional Pledgor on such date and complying with Section 10.14 of the Credit Agreement and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent (acting at the written direction of the Administrative Agent).

          (r) By the execution and delivery of this Agreement, each Pledgor acknowledges that it has by a separate written instrument, designated and appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011 (or any successor entity thereto), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (s) The parties hereto acknowledge and agree that any Guarantor may, but is not required to, deliver any cash or Eligible Assets to the Account of any Pledgor for the purpose of securing the Liabilities of such Pledgor and that upon any such cash or Eligible Assets being credited to the Account of any Pledgor, such cash and Eligible Assets shall be deemed to be Collateral of such Pledgor.

          (t) Notwithstanding anything herein to the contrary, each party hereto agrees that the Administrative Agent may provide multiple directions and/or instructions to the Collateral Agent in a single writing; provided that no such instructions or directions shall relate to contingent events in the future.

[Signature pages follow]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

PLEDGORS:

Signed and Delivered as a Deed
for and on behalf of
XL GROUP PLC,
by its duly authorized attorney
in the presence of:

By		/s/ Simon Rich

Name: Simon Rich
Title: Attorney

/s/ Patricia Pacheco

Witness
Name: Patricia Pacheco
Title: Executive Assistant

XLIT LTD.,

By		/s/ Simon Rich

Name: Simon Rich
Title: Attorney

By		/s/ Robert Hawley

Name: Robert Hawley
Title: Authorized Officer

X.L. AMERICA, INC.,

By		/s/ Richard G. McCarty

Name: Richard G. McCarty
	Title:	Senior Vice President,
General Counsel & Secretary

XL INSURANCE (BERMUDA) LTD,

By		/s/ C. Stanley Lee

Name: C. Stanley Lee
Title: Chief Financial Officer

XL RE LTD,

By		/s/ Mark Twite

Name: Mark Twite
	Title:	Senior Vice President and
Chief Financial Officer

Signed and Delivered as a Deed
for and on behalf of
XL RE EUROPE LIMITED,
by its duly authorized attorney
in the presence of:

By		/s/ David Watson

Name: David Watson
Title: Attorney

/s/ Michele Mulready

Witness
Name: Michele Mulready
Title: Company Secretary

XL INSURANCE COMPANY LIMITED,

By		/s/ Graham Lambourne

Name: Graham J. Lambourne
Title: Director

XL INSURANCE SWITZERLAND LTD,

By	/s/ Daniel Maurer

Name: Daniel Maurer
Title: Chairman

By	/s/ Bruno Länzlinger

Name: Bruno Länzlinger
Title: CEO

XL LIFE LTD,

By	/s/ Simon Rich

Name: Simon Rich
Title: Director

COLLATERAL AGENT:
THE BANK OF NEW YORK MELLON,

By:	/s/ Jose Alcantora

Name: Jose Alcantora
Title: Vice President

Address:	101 Barclay Street, 8W
New York, NY 10286

Facsimile Number: 732-667-9536

Acknowledged and, with respect to Section 8(l), agreed to by:

JPMorgan Chase Bank, N.A.,
as Administrative Agent

By:	/s/ Melvin D. Jackson

Name: Melvin D. Jackson
Title: Vice President